EXHIBIT 10.19
Equity Disposal Agreement
This Equity Disposal Agreement (the “Agreement”) is entered into in Qingdao of the People’s Republic of China as of July 20, 2008 by and among the following Parties (hereinafter “Parties of the Agreement”):

Party A: Shengyuan Nutrition Food Co., Ltd.
Address:

Party B:
Shareholder A: Zhang Jibin, ID card number: 370223196408110032
Address:
Shareholder B: Jiang Yunpeng, ID card number: 231026196305045811
Address:

Party C: Beijing Shengyuan Huimin Technology Service Co., Ltd.
Address:

Whereas,

1.	Party Ais a wholly-owned foreign enterprise which is established in the People’s Republic of China with legally good standing, and its legal and effective registration certificate No. is ;

2.	Party Cis a company with limited liability which is registered and established in the People’s Republic of China, and its legal and effective registration certificate No. is ;

3.	The relevant parties of Party B are Party C’s shareholders (collectively referred to as “Party B”). Thereof, Shareholder A holds 50% of shares, and Shareholder B holds 50% of shares.

4.
Party A and Party B have entered into the Equity Pledge Agreement, and under the terms of this Agreement, Party B guarantees the fulfillment of obligations of Party C that are under the terms of the Exclusive Consultation and Service Agreement entered into by Party A and Party C. To ensure the security of this mortgage right, and considering the technical support provided by Party A for Party C as well as the good cooperation relationship among the parties, the relevant parties hereby agree as follows:

I. Authorization of Selection Right

1.1       Authorization

The Parties of this Agreement hereby agree that since the effective date of this agreement, unless to be otherwise disclosed to Party A and explicitly approved by Party A in writing in advance, Party A has the exclusive selection right, which allows Party A or the third party designated by Party A too purchase all equities of Party B holding in Party C at any time at the minimum price permitted by the laws and regulations of the People’s Republic of China in the premise that it is in conformity to the terms stated in this Agreement. This selection right will be immediately authorized to Party A after this Agreement is signed by and among the Parties and comes into effect. In addition, this authorization is irrevocable or not modifiable within the effective term of this Agreement (including any extension period pursuant to Article 1.2 below) upon the authorization.

1.2       Term
This Agreement is signed by and among the Parties of the agreement and comes into effect on the date at the beginning of this Agreement. The effective term of this Agreement is ten years, commencing from the date of the effectiveness of this Agreement. Should Party A puts forward the requirements before the expiration of this Agreement, both parties shall extend the term of this Agreement according to the requirements of Party A and sign a separate equity disposal agreement or continue to fulfill this Agreement according to the requirements of Party A.

II. Execution of Selection Right and Settlement

2.1       Exercise Time

2.1.1
Party B hereby agrees that Party A can execute partial or total of the selection right under the terms of this Agreement at any time after the signing and effectiveness of this Agreement, provided that it is permitted by the laws and regulations of the People’s Republic of China.

2.1.2	Party B hereby agrees that there is no restriction to the exercise times of Party A, unless it has already acquired and held all equities of Party C.

2.1.3	Party B hereby agrees that Party A may designate a third party to perform the selection right on its behalf, provided that Party A has notified Party B in writing in advance during the exercise.

2.2       Disposal of Exercise Purchase Payment
Party B hereby agrees that the entire exercise purchase payment gained by Party B during the exercise of Party A shall be donated to Party C without consideration, or the transfer of this exercise purchase payment from Party B to Party C can be achieved by other means agreed by Party A in writing.

2.3       Transfer
Party B hereby agrees that the selection right under the terms of this agreement can partially or totally transferred to the third party by Party A, and this kind of transfer does not require the prior consent of Party B. This third party shall be deemed as one contracting party of this Agreement and shall perform the selection right in accordance with the terms of this Agreement and bear the rights and obligations of Party A under the terms of this Agreement.

2.4       Exercise Notification
If Party A exercises its rights, it shall give Party B the written notification ten working days prior to the account day (the definition sees in the following context), and the notification shall state the following clauses in details:

2.4.1	The effective settlement date (hereinafter simplified as “account day”) of equity after the exercise of selection right;

2.4.2	The registered holder’s name of equity after the exercise of selection right;

2.4.3	The equity quantity and its ratio respectively purchased from the authorizing people;

2.4.4	Exercise price and its payment mode;

2.4.5	Entrustment Letter of Authorization (if the exercise is carried out by the third party designated by Party A).

The Parties of the agreement agree that Party A may designate a third party at any time and the selection right and registration of equity can be exercised in the name of this third party.

2.5       Transfer of Equity
Should Party A performs its selection right, within ten working days since the receipt date of the exercise notification of Party A pursuant to Article 2.4,

(1)
Party B shall urge Party C to hold the shareholders’ meeting in time. In this meeting, it shall make the resolution which approves Party B to transfer the equity to Party A and/or its designated third party;

(2)
Party B shall sign the transfer agreement which is in conformity to the physical contents of the equity transfer agreement listed in Appendix 1 of this Agreement with Party A (or its designated third party when applicable);

(3)
The parties of Party B shall sign the other required contracts, agreements or documents to acquire all the required governmental approval and consent, and the parties of Party B shall take all the necessary actions to transfer the effective ownership of the purchased equity to Party A and/or its designated third party without any carried security interest and make Party A and/or its designated third party become the holder of the purchased equity registered in the Bureau of Industry and Commerce. The parties of Party B shall also provide the latest business license, the Articles of Association, the approval certificate (if applicable) and the other relevant documents issued or registered in the relevant competent authority in China to Party A or its designated third party. These documents shall reflect the equity change of Party C and the change of directors and legal representative, etc.

III. Statement and Commitment

3.1       The statement and commitment made by Party B are as follows:

3.1.1	It has the complete rights and authorization to sign and perform this Agreement;

3.1.2
It performs this Agreement and the obligations under this Agreement and will not breach the laws, regulations and other agreements which is binding upon Party B, and no governmental approval or authorization is required;

3.1.3	No lawsuit, arbitration or other judicial or administrative proceedings which is pending or may materially affect the fulfillment of this Agreement exists;

3.1.4	It has disclosed the conditions which may have disadvantageous effects on the fulfillment of this Agreement to Party A;

3.1.5	It does not go bankrupt, and its financial status is steady and good;

3.1.6	Its holding of Party C’s equity has no pledge, security, liabilities and other undertakings of third party rights, and it is free from the claims of the third parties;

3.1.7
It will not set any pledge, liabilities and other undertakings of third party rights, and it will not dispose its holding equity to the parties other than Party A or its designated third party by means of transfer, bestowal, pledge or the other means;

3.1.8
The selection right it authorized to Party A shall be exclusive, and Party B shall not authorize the selection right or the similar rights to the parties other than Party A or its designated third party;

3.1.9
Within the validity term of this Agreement, the business of Party C shall be in conformity to the laws, regulations, rules and other management rules and guidelines issued by the competent governmental authority, and no circumstances which breaches the said regulations and causes gross disadvantageous effects on the business or assets of the company exists;

3.1.10
Maintain the good standing of Party C pursuant to the good financial and commercial standards and practices. Manage its businesses and handle the business affairs cautiously and effectively, make the best efforts to ensure the permit certificate, license and official documents, etc. required for the sustainable operation of Party C, and ensure that these permit certificate, license and official documents, etc. will not be cancelled, withdrawn or become invalid;

3.1.11	Upon the request of Party A, it shall provide all the operating and financial documents related to Party C;

3.1.12
Before Party A (or its designated third party) exercises the selection right and acquires all equities or interests from Party C, unless to be otherwise approved by Party A (or its designated third party) in writing, Party C shall not behave as follows:

(a)
Dispose any asset, business or income by means of sale, transfer, pledge or other means, or allow the setting of any other security interest (excluding the security interest caused during normal or daily business process or being disclosed to Party A and having been approved by Party A in writing in advance);

(b)
Engage in the transaction which has materially disadvantageous effects on its assets, responsibility, operation, equity and other legal rights (excluding the transaction caused during normal or daily business process or being disclosed to Party A and having been approved by Party A in writing in advance);

(c)	Distribute the dividend and bonus to each shareholder by any means;

(d)
Incur, inherit, guarantee or allow the existence of any liability, excluding (i) the liabilities incurred during the normal or daily business process rather than by means of loan; (ii) the liabilities which have been disclosed to Party A and approved by Party A in writing in advance;

(e)	Enter into any material contract, excluding the contracts signed in the normal business process (for this paragraph, if a contract value exceeds RMB [ ], it will be regarded as a material contract);

(f)	Decide to add or reduce the registered capital of Party C through the resolutions of the shareholders’ meeting, or change the structure of the registered capital separately;

(g)	Supplement, modify or alter the Articles of Association of Party C by any means;

(h)	Merge or combine with any other, or acquire any other or invest any other

3.1.13
Before Party A (or its designated third party) exercises the selection right to acquire all equities or assets of Party C, unless to be otherwise explicitly approved by Party A (or its third party) in writing, Party B shall not jointly or individually behave as follows:

(a)
Supplement, modify or alter the Articles of Association based documents by any form, and this kind of supplementation, modification or alteration will materially have disadvantageous effects on the assets, liabilities, operation, equity and other legal rights of Party C (excluding the circumstances which increase capital proportionally to meet the requirements of laws), or may affect the effective fulfillment of this Agreement as well as the other agreements entered into by and among Party A, Party B and Party C;

(b)
Make Party C to carry out the transaction which will materially have disadvantageous effects on the assets, liabilities, operation, equity and other lawful rights of Party C (excluding the one caused during normal or daily business process or being disclosed to Party A and having been approved by Party A in writing in advance);

(c)	Make the shareholders’ meeting of Party C to pass the resolutions concerning the distribution of dividend and bonus;

(d)
Dispose the legal or beneficial interest of the equity of Party C by means of sale, transfer, pledge or by other means at any time since the effective date of this Contract, or allow the setting of any other security interest;

(e)
Make the shareholder’s meeting of Party C approve the disposal of the legal or beneficial interest of any equity by means of sale, transfer, pledge or by other means, or allow the setting of any other security interest;

(f)
Make the shareholders’ meeting of Party C to approve the merger or combination between Party C and any other party, or acquire any other party or invest any other party, or recombine in any other form;

(g)	Carry out the completion of business, liquidation or dissolution of Party C of itself.

3.1.14	Before Party A (or its designated third party) exercises the selection right to acquire all equities or assets of Party C, the parties of Party B promise that:

(a)
Immediately give the written notification to Party A about the lawsuit, arbitration or administrative procedures occurred or possibly to be occurred concerning its holding equity, or the circumstances that may have disadvantageous effects on this equity;

(b)
Urge the shareholders’ meeting of Party C to approve the transfer of the purchased equity stated in this Agreement, urge Party C to alter its Articles of Association to reflect the transfer of the equity from the parties of Party B to Party A and/or its designated third party, as well as the other modification matters stated in this Agreement, and immediately apply to the competent authority in China for approval (if the laws require such approval) and transact the registration of change, and urge Party A to approve the assignment of Party A and/or its designated third party as the new director and new legal representative through the resolutions of the shareholders’ meeting;

(c)
To maintain its legal and effective ownership of equity, sign all the necessary or appropriate documents, take all the necessary or appropriate actions, and bring forward all the necessary and appropriate accusations or take all the necessary and appropriate defenses for all claims;

(d)
Upon the request of Party A at any time, it shall immediately transfer its equity to the designated third party at any time unconditionally and waive the first purchase right enjoyed during the transfer of said equity to another existing shareholder;

(e)
Strictly obey the regulations of this Contract and the other contracts jointly or individually entered into by and among the parties of Party B and Party A, fully fulfill the obligations under such contracts, and do not carry out any action/inaction that may affect the effectiveness and enforceability of such contracts.

3.2       Commitment
Party B promises Party A that Party B will bear all expenses caused by the transfer of equity and transact all the necessary procedures required when Party A and/or its designated third party becomes the shareholder of Party C. The procedures include but not limited to assisting Party A to acquire the relevant necessary approval for equity transfer from the governmental department, submitting the documents such as Equity Transfer Agreement and the resolutions of the shareholders’ meeting, etc. to the relevant authority of industry and commerce, and amending the Articles of Association, the list of shareholders and the other Articles of Association based documents.

3.3	On the conclusion date of this Contract and each account day, the parties of Party B herby represent and warrant to Party jointly and individually as follows:

(1)
It is entitled to conclude and deliver this Contract, as well as any equity transfer agreement (each one is named as “Transfer Agreement”), which is entered into for each transfer of the purchased equity and regards Party B as one party, and it has the right and capacity to perform its obligations under this Contract and any transfer agreement. After the conclusion of this Contract and each transfer agreement regarding Party B as one party, it will become the legal, effective and binding obligations of Party B and it can be executed compulsorily in accordance with the terms;

(2)
No matter the conclusion and delivery of this Contract or the fulfillment of the obligations under this contract or any transfer agreement, it will not (i) breach any laws and regulations of the PRC; (ii) conflict to its Articles of Association or other organization documents; (iii) breach any contract or document which regards it as one party or is binding upon it, or breach the terms under any contract or document which regards it as one party or is binding upon it (iv) breach any relevant permission or approved authorization issued to it and/or condition for sustainable validity; or (v) result in the termination or cancellation of any permission or approval issued to it or the additional conditions;

(3)	The parties of Party B have good and available-for-sale ownership to its holding equity of Party C. The parties of Party B do not set any security interest on the said equity;

(4)
Party C has no unpaid liability, excluding (i) the liabilities incurred during its normal business; and (ii) the liabilities having been disclosed to Party A and approved by Party A in writing in advance;

(5)	Party C shall obey all the laws and regulations applicable to the acquisition of equity and assets;

(6)	Currently, there is no ongoing or pending or possible lawsuit, arbitration or administrative procedure relevant with the equity, the assets of Party C or related to Party C.

IV. Taxation
The taxation of each party incurred during the fulfillment of this Agreement shall be borne by each party itself.

V. Default
5.1
In the event that Party B or Party C breaches this Agreement or any representation or guarantee stated in this Agreement, Party A can notify the breach party in writing, requiring the relevant party to take corrective measures within ten days after the receipt of the notification, to take the relevant measures to effectively prevent the damage in time, and to continue to perform this Agreement. In the event that the damage occurs, the breach party shall compensate Party A, so that Party A can have its deserved rights and interests during the fulfillment of contract.

5.2
In the event that Party B or Party C fails to take the corrective measures within ten days after the receipt of the notification in accordance with the said Article 5.1, Party A is entitled to require the breach party to compensate the expenses, liabilities or losses (including but not limited to the interest and lawyer’s fee paid or lost due to the default) incurred due to the default. Meanwhile, Party A has the right to execute the Equity Transfer Agreement of the appendix of this Agreement, so as to transfer the equity held by Party B to Party A and/or its designated third party.

VI. Governing Laws and Settlement of Disputes
6.1       Governing Laws
This Agreement shall be governed by the laws and regulations of the People’s Republic of China, including but not limited to the completion, fulfillment, effectiveness and interpretation of this Agreement.

6.2       Friendly Negotiation
In the event that there is any dispute concerning the interpretation or fulfillment of this Agreement, the parties of the agreement shall resolve the disputes by friendly consultation or the intermediation of the third party. In the event that the disputes cannot be resolved through the said means, either party shall submit the dispute to the arbitration authority within 30 days commencing from the beginning date of the said discussion.

6.3       Arbitration
Any dispute resulting from this Agreement shall be submitted to China International Economic and Trade Arbitration Commission (Beijing) for arbitration. The place of arbitration is Beijing. The award of the arbitration shall be final and binding upon each party of this Agreement.

VII. Confidentiality
7.1       Confidential Information
The contents of this Agreement and its appendixes shall be confidential. The parties of this Agreement shall not disclose any information of this Agreement to any third party (excluding the one with prior written approval of the parties of the agreement). This clause is still valid after the termination of this Agreement.

7.2       Exceptions
The disclosure of confidential information in accordance with the decision made by laws, court judgment, arbitration award and the governmental administrative authority shall not be regarded as the breach of the said Article 7.1.

VIII. Others
8.1       All Agreements
All parties hereby confirm that this Agreement is a fair and reasonable agreement entered into by all parties on the basis of equality and mutual benefit. This Agreement constitutes all the subjects concerning the agreement of all parties. In the event that the previous discussion, negotiation and agreement are not in conformity to this Agreement, this Agreement shall prevail. This Agreement shall be modified by the relevant parties of the agreement in writing. The appendixes of this Agreement are a part of this Agreement, which have equal effectiveness as this Agreement.

8.2       Notification
8.2.1
The notification issued by the parties of this Agreement for the fulfillment of the rights and obligations under this Agreement shall be in writing and sent to the relevant party or parties by means of personal delivery, registered mail, postage prepaid mail, approved express mail service or facsimile to the following addresses:

Party A: Shengyuan Nutrition Food Co., Ltd.
Address:
Fax:
Tel.:
Addressee:

Party B:
Zhang Jibin
Address:
Fax:
Tel.:
Addressee:

Jiang Yunpeng
Address:
Fax:
Tel.:
Addressee:

Party C: Beijing Shengyuan Huimin Technology Service Co., Ltd.
Address:
Fax:
Tel.:
Addressee:

8.2.2	In the following circumstances, the notification and correspondence shall be regarded as being delivered:

8.2.2.1
In the event that it is delivered via fax, the date on the fax shall prevail. However, if the fax time is later than 5 p.m. or at the non working day of the delivery place, the next working day of the dated time shall be regarded as the delivery day;

8.2.2.2	In the event that it is delivered by personal delivery, the receipt date shall prevail;

8.2.2.3	In the event that it is delivered via registered mail, 25 days after the date on the return receipt of the registered mail shall prevail.

8.2.3    Binding Effect
This Agreement is binding upon the parties of the agreement.

8.3       Language
   This Agreement is in quadruplicate in Chinese, and each party of the agreement holds one copy.

8.4       Day and Working Day
The “Day” in this Agreement shall refer to the date on the calendar; the “Working day” in this Agreement shall refer to the day from Monday to Friday.

8.5       Title
The titles of this Agreement are only for reading purpose, and it shall not be used for interpretation of agreement.

8.6       Supplementary Provisions
The obligations, commitment and responsibilities of Party B to Party A under this Agreement are all individual and collective, and Party B shall bear the joint liability mutually. For Party A, any party of Party B breach the agreement will automatically constitute the breach of Party B.

8.7       Pending Matters
Issues not covered in this Agreement shall be resolved by negotiation according to the laws of the People’s Republic of China by the parties of the agreement.

[There is no text in this page, and the following is the signing page of the Equity Disposal Agreement entered into by and among the three parties as of July 20, 2008]

Party A:
Shengyuan Nutrition Food Co., Ltd.
Authorized representative: /s/ Zhang Liang
(           )

Party B:
Zhang Jibin
/s/ Zhang Jibin
Jiang Yunpeng
/s/ Jiang Yunpeng

Party C:
Beijing Shengyuan Huimin Technology Service Co., Ltd.
Authorized representative: /s/ Li Maosheng
(           )

Appendix 1: Equity Transfer Agreement

Equity Transfer Agreement

This Equity Transfer Agreement (the “Agreement”) is entered into in Beijing of the People’s Republic of China as of [   (Date)], 2008 by and among the following Parties:

Party A: Shengyuan Nutrition Food Co., Ltd.
Address:

Party B:
Shareholder A: Zhang Jibin, ID card number: 370223196408110032
Address:
Shareholder B: Jiang Yunpeng, ID card number: 231026196305045811
Address:

Party C: Beijing Shengyuan Huimin Technology Service Co., Ltd.
Address:

Party A, Party B and Party C in this Contract shall be individually referred to as a “Party” and collectively referred to as the “Parties”.

Whereas,

1.	Party Ais a wholly-owned foreign enterprise which is registered established in the People’s Republic of China (hereinafter “PRC”) with legally good standing;

2.	Party Cis a wholly domestic-funded enterprise registered in Beijing of the PRC. Currently, Party B holds 100% equity of Party C (hereinafter referred to as the “Relevant Equity”); and

3.
Party B is willing to conform to the relevant regulations of Equity Disposal Agreement entered into by Party B and Party A as of July 20, 2008, Party B will transfer partial or total of its holding equity of Party C to Party A and/or its designated third party, and Party A and/or its designated third party agree to be the assignee of this equity (hereinafter referred to as “Equity Transfer”).

The Parties hereby have reached the following agreement upon friendly consultations:

1.	Transfer of Equity

1.1
Party B agrees to transfer the Relevant Equity to Party A, of which Zhang Jibin of Party B transfers 50% and Jiang Yunpeng of Party B transfers 50%, and Party A agrees to accept this transfer. After the completion of transfer, Party A holds 100% equity.

1.2	As the consideration of the transfer of equity, Party A shall pay RMB to Zhang Jibin of Party B and RMB___ to Jiang Yunpeng of Party B pursuant to the regulations of Article 2.

1.3
Party B agrees the transfer of equity under this clause and is willing to and will urge the other shareholders of Party C (excluding Party B) to be willing to sign the necessary documents including the resolution of the shareholders’ meeting and the correspondence which waives the priority in purchasing the Relevant Equity and to assist the transaction of the other necessary procedures of equity transfer.

1.4
Party B and Party C shall jointly or individually be responsible for taking the necessary actions, including but not limited to the contents such as signing this Agreement, and passing the resolutions of shareholders’ meeting and amendment of the Articles of Association, so as to achieve the transfer of equity from Party B to Party A, and be responsible for the transaction of the approval of the government or the registration in the Bureau of Industry and Commerce within ten working days according to the regulations of Equity Disposal Agreement, commencing from the issuance date of the exercise notification of Party A, so as to make Party A become the registered holder of this equity.

2.	Payment of Equity Transfer Price

2.1
Within 5 working days of the conclusion of this Agreement, Party A pays Zhang Jibin RMB_________, and Jiang Yunpeng RMB_________; after the completion of the procedures of governmental approval and the registration related to equity transfer, Party A shall, within 5 working days of the conclusion of this Agreement, pay Zhang Jibin RMB_________, and Jiang Yunpeng RMB_________.

2.2	After the receipt of each payment stated in Article 2.1, Party B shall issue the appropriate receipt document to Party A within 5 working days

3.	Statement and Guarantee

3.1       The Parties of this Agreement hereby represent and warrant as follows:
(a)
This party is a legally established company with good standing or the individual having full capacity for civil conduct, and has the full right and capacity to sign and perform  this Agreement and the other documents related to this Agreement, required for realizing the purposes of this Agreement;

(b)
This party has taken or is going to take all the necessary actions, so as to appropriately and effectively authorize the signing, delivery and fulfillment of this Agreement and the documents related to the transactions under this Agreement, and such signing, delivery and fulfillment shall not breach the relevant laws and regulations as well as the governmental rules, without any violation of the legal rights and interests of any third party.

3.2       Party B and Party C jointly and individually represent and warrant to Party A as follows:
(a)
Currently, Party B legally and effectively holds 100% equity of Party C, and the acquisition and holding of such equity by Party B neither breach any law and regulation or the governmental decision, nor violate the interests and rights of any third party;

(b)
Party C is a company with limited liability which is established and legally existing under the laws of the People’s Republic of China, having full capacity for civil rights and capacity for civil conduct, being entitled to possess, dispose and manage its assets and businesses, as well as to develop the ongoing or planned business. Party C has gained all the permit certificates, qualification certificates or the approval, verification, reference or registration procedures of the governmental department for engaging in all said businesses stated in its business license;

(c)	Since the establishment of Party C, it never breaches the relevant laws and regulations or the governmental rules;

(d)	The equity of Party C held by Party B has no security interest or any other third party right;

(e)	This Party does not fail to provide any document or information related to Party C and its business which may affect the signing of this Agreement;

(f)
Before the completion of equity transfer, this party will not authorize or issue or promise to issue the equity other than the equity that has been issued before the conclusion date of this Agreement by any action or inaction, and it will not change the registered capital or shareholders’ structure of Party C by any form.

4.	Effectiveness and Term of Validity
This Agreement is signed on the date dated at the beginning of this Agreement and shall become effective as of this date.

5.	Settlement of Disputes
In the event that there is any dispute concerning the interpretation or fulfillment under the terms of this Agreement, the parties of the agreement shall resolve the disputes by friendly consultation. In the event that the disputes cannot be resolved through the said means within 30 days, either party shall submit the dispute to China International Economic and Trade Arbitration Commission (Beijing) for arbitration in accordance with the existing arbitration rules. The place of arbitration is Beijing, and the language used for arbitration is Chinese. The award of the arbitration shall be final and binding upon each party of this Agreement.

6.         Applicable Laws
The effectives, interpretation and mandatory execution of this Agreement are governed by the laws of the People’s Republic of China.

7.         Modification and Supplementation of Agreement
Each party shall modify and supplement the agreement in written form. The modified agreement and the supplementary agreement of this Agreement signed by each party are a party of this Agreement, which has the equal effectiveness as this Agreement.

8.         Severability of Agreement
In the event that any provision of this Agreement is declared invalid or void by law, such provision is only invalid or void within the governing scope of the relevant laws, and it shall not affect the legal effectiveness of the other provisions of this Agreement.

9.         Supplementary Provisions of Agreement
Any supplementary provision of this Agreement is an indispensable part of this Agreement, which has equal effectiveness as this Agreement.

10        Others
10.1                 This Agreement is in quadruplicate in Chinese.

10.2                 In case that Party A designates any third party to exercise its selection right, Party A mentioned in this Equity Transfer Agreement shall refer to Party A and/or its designated third party as the case may be.

[No text hereinafter]

[There is no text in this page, and it is the signing page of the Equity Transfer Agreement]

Party A: Shengyuan Nutrition Food Co., Ltd.
Authorized representative:
(           )

Party B:
[Shareholder A]

[Shareholder B]

Party C:
Beijing Shengyuan Huimin Technology Service Co., Ltd.
Authorized representative:
(           )